April 2017 Registration Statement No. 333-212571 Preliminary Terms dated April 7, 2017 Filed pursuant to Rule 433

STRUCTURED INVESTMENTS

Opportunities in U.S. and International Equities

Buffered PLUS Based on the Performance of a Basket of Three Indices due April 16, 2019

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Unlike conventional debt securities, the Buffered Performance Leveraged Upside SecuritiesSM (the “Buffered PLUS”) will pay no interest and provide a minimum payment at maturity of only 15% of the stated principal amount. If the final basket level is greater than the initial basket level, at maturity investors will receive the stated principal amount of their investment plus the leveraged upside performance of the basket, subject to the maximum payment at maturity. If the final basket level is less than the initial basket level but not by more than the buffer amount, at maturity investors will receive the stated principal amount of their investment. However, if the final basket level is less than the initial basket level by more than the buffer amount, at maturity investors will lose 1% of the stated principal amount for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 15% of the stated principal amount. Investors may lose up to 85% of the stated principal amount of the Buffered PLUS. The Buffered PLUS are for investors who seek exposure to the basket and who are willing and able to risk some of their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage and buffer features, which, in each case, apply to a limited range of performance of the basket. The Buffered PLUS are unsecured and unsubordinated debt obligations of Barclays Bank PLC. Any payment on the Buffered PLUS, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page 5 of this document) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the Buffered PLUS. See “Risk Factors” and “Consent to U.K. Bail-in Power” in this document and “Risk Factors” in the accompanying prospectus supplement.

SUMMARY TERMS
Issuer:	Barclays Bank PLC
Reference asset*:

An unequally weighted basket (the “basket”) consisting of three equity indices (each, a “basket component” and, together, the “basket components”). The basket components, the Bloomberg ticker symbol for each basket component and the weighting of each basket component is as follows:

Basket Component	Bloomberg Ticker Symbol	Weighting
S&P 500® Index (the “SPX Index”)	SPX<Index>	60.00%
EURO STOXX 50® Index (the “SX5E Index”)	SX5E<Index>	30.00%
MSCI Emerging Markets Index (the “MXEF Index”)	MXEF<Index>	10.00%
Due to the unequal weighting of each basket component, the performance of the SPX Index will have a significantly larger impact on the return on the Buffered PLUS than the performances of the SX5E Index and the MXEF Index.
Aggregate principal amount:	$
Stated principal amount:	$10 per Buffered PLUS
Initial issue price:	$10 per Buffered PLUS (see “Commissions and initial issue price” below)
Pricing date†:	April 11, 2017
Original issue date†:	April 18, 2017
Valuation date†:	April 11, 2019
Maturity date†:	April 16, 2019
Interest:	None
Payment at maturity:

You will receive on the maturity date a cash payment per Buffered PLUS determined as follows:

•     If the final basket level is greater than the initial basket level:

the lesser of (a) $10 + leveraged upside payment and (b) maximum payment at maturity

•     If the final basket level is equal to the initial basket level or less than the initial basket level but not by more than the buffer amount of 15%:

$10

•     If the final basket level is less than the initial basket level by more than the buffer amount of 15%:

($10 × basket performance factor) + $1.50

Under these circumstances, the payment at maturity will be less than the stated principal amount of $10, but will be at least $1.50. Investors may lose up to 85% of their initial investment in the Buffered PLUS. Any payment on the Buffered PLUS, including any repayment of principal, is not guaranteed by any third party and is subject to (a) the creditworthiness of Barclays Bank PLC and (b) the risk of exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

U.K. Bail-in Power acknowledgment:	Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder of the Buffered PLUS, by acquiring the Buffered PLUS, each holder of the Buffered PLUS acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page 5 of this document.
Maximum payment at maturity:	At least $11.20 per Buffered PLUS (at least 112.00% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Minimum payment at maturity:	$1.50 per Buffered PLUS (15% of the stated principal amount)
Leveraged upside payment:	$10 × leverage factor × basket return
Leverage factor:	150%
Buffer amount:	15%
Basket return:	(final basket level – initial basket level) / initial basket level
Basket performance factor:	final basket level / initial basket level
(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions	Proceeds to issuer
Per Buffered PLUS	$10	$10	$0.20(2) $0.05(3)	$9.75
Total	$	$	$	$
(1)	Our estimated value of the Buffered PLUS on the pricing date, based on our internal pricing models, is expected to be between $9.400 and $9.616 per Buffered PLUS. The estimated value is expected to be less than the initial issue price of the Buffered PLUS. See “Additional Information Regarding Our Estimated Value of the Buffered PLUS” on page 4 of this document.

(2)	Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.20 for each Buffered PLUS they sell. See “Supplemental Plan of Distribution” in this document.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each Buffered PLUS.

One or more of our affiliates may purchase up to 15% of the aggregate principal amount of the Buffered PLUS and hold such Buffered PLUS for investment for a period of at least 30 days. Accordingly, the total principal amount of the Buffered PLUS may include a portion that was not purchased by investors on the original issue date. Any unsold portion held by our affiliate(s) may affect the supply of Buffered PLUS available for secondary trading and, therefore, could adversely affect the price of the Buffered PLUS in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

Investing in the Buffered PLUS involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 16 of this document and on page S-7 of the prospectus supplement. You should read this document together with the related prospectus, prospectus supplement and index supplement, each of which can be accessed via the hyperlinks below before you make an investment decision.

The Buffered PLUS will not be listed on any U.S. securities exchange or quotation system. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Buffered PLUS or determined that this document is truthful or complete. Any representation to the contrary is a criminal offense.

The Buffered PLUS constitute our unsecured and unsubordinated obligations. The Buffered PLUS are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Prospectus dated July 18, 2016	Prospectus Supplement dated July 18, 2016	Index Supplement dated July 18, 2016

Buffered PLUS Based on the Performance of a Basket of Three Indices due April 16, 2018

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:
Initial basket level:	100
Final basket level*:

The final basket level will be calculated as follows:

100 × [1 + (component return of the SPX Index × 60.00%) + (component return of the SX5E Index × 30.00%) + (component return of the MXEF Index × 10.00%)]

Component return:	The component return of each basket component will equal: (final component value – initial component value) / initial component value
Initial component value:

With respect to the SPX Index:     , which is the closing level of that basket component on the pricing date

With respect to the SX5E Index:     , which is the closing level of that basket component on the pricing date

With respect to the MXEF Index:     , which is the closing level of that basket component on the pricing date

Final component value:	With respect to each basket component, the closing level of that basket component on the valuation date
Closing level*:	With respect to each basket component, closing level has the meaning set forth under “Reference Assets—Indices—Special Calculation Provisions” in the prospectus supplement.
Additional terms:	Terms used in this document, but not defined herein, will have the meanings ascribed to them in the prospectus supplement.
CUSIP / ISIN:	06746J674 / US06746J6745
Listing:	The Buffered PLUS will not be listed on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)
*	If a basket component is discontinued or if the sponsor of a basket component fails to publish that basket component, the calculation agent may select a successor basket component or, if no successor basket component is available, will calculate the value to be used as the closing level of that basket component. In addition, the calculation agent will calculate the value to be used as the closing level of a basket component in the event of certain changes in or modifications to that basket component. For more information, see “Reference Assets—Indices—Adjustments Relating to Securities with an Index as a Reference Asset” and “Reference Assets—Baskets—Adjustments Relating to Securities Linked to a Basket” in the accompanying prospectus supplement.
†	Expected. In the event that we make any change to the pricing date or the original issue date, the valuation date and/or the maturity date may be changed so that the stated term of the Buffered PLUS remains the same. The valuation date may be postponed if the valuation date is not a scheduled trading day with respect to any basket component or if a market disruption event occurs with respect to any basket component on the valuation date as described under “Reference Assets—Indices—Market Disruption Events for Securities with an Index of Equity Securities as a Reference Asset” and “Reference Assets—Baskets—Scheduled Trading Days and Market Disruption Events for Securities Linked to a Basket of Equity Securities, Exchange-Traded Funds and/or Indices of Equity Securities” in the accompanying prospectus supplement. In addition, the maturity date will be postponed if that day is not a business day or if the valuation date is postponed as described under “Terms of the Notes—Payment Dates” in the accompanying prospectus supplement.

Barclays Capital Inc.

April 2017	Page 2

Buffered PLUS Based on the Performance of a Basket of Three Indices due April 16, 2018

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Buffered PLUS

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this document relates. Before you invest, you should read the prospectus dated July 18, 2016, the prospectus supplement dated July 18, 2016, the index supplement dated July 18, 2016 and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you each of these documents if you request them by calling your Barclays Bank PLC sales representative, such dealer or toll-free 1-888-227-2275 (Extension 2-3430). A copy of each of these documents may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

You should read this document together with the prospectus dated July 18, 2016, as supplemented by the prospectus supplement dated July 18, 2016 and the index supplement dated July 18, 2016 relating to our Global Medium-Term Notes, Series A, of which the Buffered PLUS are a part. This document, together with the documents listed below, contains the terms of the Buffered PLUS and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Buffered PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Buffered PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated July 18, 2016:

http://www.sec.gov/Archives/edgar/data/312070/000119312516650074/d219304df3asr.htm

Prospectus supplement dated July 18, 2016:

http://www.sec.gov/Archives/edgar/data/312070/000110465916132999/a16-14463_21424b3.htm

Index supplement dated July 18, 2016:

http://www.sec.gov/Archives/edgar/data/312070/000110465916133002/a16-14463_22424b3.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070. As used in this document, “we,” “us” and “our” refer to Barclays Bank PLC.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

April 2017	Page 3

Buffered PLUS Based on the Performance of a Basket of Three Indices due April 16, 2018

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information Regarding Our Estimated Value of the Buffered PLUS

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the Buffered PLUS might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Buffered PLUS on the pricing date is expected to be less than the initial issue price of the Buffered PLUS. The difference between the initial issue price of the Buffered PLUS and our estimated value of the Buffered PLUS is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Buffered PLUS, the estimated cost that we may incur in hedging our obligations under the Buffered PLUS, and estimated development and other costs that we may incur in connection with the Buffered PLUS.

Our estimated value on the pricing date is not a prediction of the price at which the Buffered PLUS may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Buffered PLUS in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Buffered PLUS in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the Buffered PLUS in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 40 days after the initial issue date of the Buffered PLUS because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Buffered PLUS and other costs in connection with the Buffered PLUS that we will no longer expect to incur over the term of the Buffered PLUS. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the Buffered PLUS and/or any agreement we may have with the distributors of the Buffered PLUS. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Buffered PLUS based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 16 of this document.

You may revoke your offer to purchase the Buffered PLUS at any time prior to the pricing date. We reserve the right to change the terms of, or reject any offer to purchase, the Buffered PLUS prior to their pricing date. In the event of any changes to the terms of the Buffered PLUS, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

April 2017	Page 4

Buffered PLUS Based on the Performance of a Basket of Three Indices due April 16, 2018

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Consent to U.K. Bail-in Power

Notwithstanding any other agreements, arrangements or understandings between us and any holder of the Buffered PLUS, by acquiring the Buffered PLUS, each holder of the Buffered PLUS acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is an European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the Buffered PLUS; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the Buffered PLUS into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder of the Buffered PLUS such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the Buffered PLUS, or amendment of the amount of interest or any other amounts due on the Buffered PLUS, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the Buffered PLUS solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the Buffered PLUS further acknowledges and agrees that the rights of the holders of the Buffered PLUS are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders of the Buffered PLUS may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Risk Factors—You may lose some or all of your investment if any U.K. bail-in power is exercised by the relevant U.K. resolution authority” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

April 2017	Page 5

Buffered PLUS Based on the Performance of a Basket of Three Indices due April 16, 2018

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Buffered Performance Leveraged Upside Securities

Principal at Risk Securities

The Buffered PLUS Based on the Performance of a Basket of Three Indices due April 16, 2019 (the “Buffered PLUS”) can be used:

▪	As an alternative to direct exposure to the basket components that enhances returns for a certain range of positive performance of the basket, based on the unequally weighted returns of the basket components from their respective initial component values to their respective final component values

▪	To enhance returns and potentially outperform the basket in a moderately bullish scenario

▪	To achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor

▪	To obtain a buffer against a specified level of negative performance in the basket

If the final basket level is less than the initial basket level by more than the buffer amount, at maturity investors will lose 1% of the stated principal amount for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 15% of the stated principal amount.

Maturity:	Approximately two years
Leverage factor:	150%
Maximum payment at maturity:	At least $11.20 per Buffered PLUS (at least 112.00% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Buffer amount:	15%
Minimum payment at maturity:	$1.50 per Buffered PLUS. Investors may lose up to 85% of the stated principal amount of the Buffered PLUS.
Basket weighting:	60.00% for the SPX Index, 30.00% for the SX5E Index and 10.00% for the MXEF Index
Interest:	None

April 2017	Page 6

Buffered PLUS Based on the Performance of a Basket of Three Indices due April 16, 2018

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Buffered PLUS offer leveraged exposure to any positive performance of the basket, subject to a maximum payment at maturity of at least $11.20 per Buffered PLUS (at least 112.00% of the stated principal amount), while providing limited protection against negative performance of the basket. The actual maximum payment at maturity will be determined on the pricing date. In exchange for enhanced performance of 150% of any appreciation of the basket, investors forgo performance above the maximum payment at maturity. If the final basket level is greater than the initial basket level, investors will receive the stated principal amount plus leveraged upside performance of the basket at maturity, subject to the maximum payment at maturity. If the final basket level is less than the initial basket level but not by more than the buffer amount, at maturity investors will receive the stated principal amount. However, if the final basket level is less than the initial basket level by more than the buffer amount, at maturity investors will lose 1% of the stated principal amount for every 1% decline beyond the buffer amount. Investors may lose up to 85% of their initial investment in the Buffered PLUS.

Leveraged Performance	The Buffered PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance of the basket relative to a direct investment in the basket.
Upside Scenario	The final basket level is greater than the initial basket level. In this case, at maturity, the Buffered PLUS pay the stated principal amount of $10 plus 150% of the basket return, subject to the maximum payment at maturity of at least $11.20 per Buffered PLUS (at least 112.00% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Par Scenario	The final basket level is equal to the initial basket level or less than the initial basket level but not by more than the buffer amount. In this case, at maturity, the Buffered PLUS pay the stated principal amount of $10 per Buffered PLUS even though the value of the basket has declined.
Downside Scenario	The final basket level is less than the initial basket level by more than the buffer amount. In this case, at maturity, the Buffered PLUS pay less than the stated principal amount by an amount that is equal to the percentage decrease in the final basket level from the initial basket level beyond the buffer amount of 15%. For example, if the final basket level is equal to 50% of the initial basket level, the Buffered PLUS will pay $6.50 per Buffered PLUS, or 65% of the stated principal amount, for a loss of 35% of the stated principal amount. The minimum payment at maturity is $1.50 per Buffered PLUS.

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Buffered PLUS Based on the Performance of a Basket of Three Indices due April 16, 2018

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Selected Purchase Considerations

The Buffered PLUS are not suitable for all investors. The Buffered PLUS may be a suitable investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You anticipate that the final basket level will be greater than the initial basket level, and you are willing and able to accept the risk that, if the final basket level is less than the initial basket level by more than the buffer amount, you will lose some, and may lose up to 85%, of the stated principal amount of the Buffered PLUS.

▪	You understand and accept that any potential return on the Buffered PLUS is limited by the maximum payment at maturity.

▪	You are willing and able to accept the risks associated with an investment linked to the performance of the basket, as explained in more detail in the “Risk Factors” section of this document.

▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the securities composing the basket components, nor will you have any voting rights with respect to the securities composing the basket components.

▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the Buffered PLUS to maturity.

▪	You are willing and able to assume our credit risk for all payments on the Buffered PLUS.

▪	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The Buffered PLUS may not be a suitable investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You seek an investment that provides for the full repayment of principal at maturity.

▪	You anticipate that the final basket level will be less than the initial basket level, or you are unwilling or unable to accept the risk that, if the final basket level is less than the initial basket level by more than the buffer amount, you will lose some, and may lose up to 85%, of the stated principal amount of the Buffered PLUS.

▪	You seek an investment with uncapped exposure to any positive performance of the basket.

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the basket, as explained in more detail in the “Risk Factors” section of this document.

▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the securities composing the basket components.

▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the Buffered PLUS to maturity.

▪	You are unwilling or unable to assume our credit risk for all payments on the Buffered PLUS.

▪	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

You must rely on your own evaluation of the merits of an investment in the Buffered PLUS. You should reach a decision whether to invest in the Buffered PLUS after carefully considering, with your advisors, the suitability of the Buffered PLUS in light of your investment objectives and the specific information set forth in this document, the prospectus, the prospectus supplement and the index supplement. Neither the issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the Buffered PLUS for investment.

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Buffered PLUS Based on the Performance of a Basket of Three Indices due April 16, 2018

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Buffered PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered PLUS based on the following terms:

Stated principal amount:	$10 per Buffered PLUS
Leverage factor:	150%
Buffer amount:	15%
Hypothetical maximum payment at maturity:	$11.20 per Buffered PLUS (112.00% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Minimum payment at maturity:	$1.50 per Buffered PLUS

Buffered PLUS Payoff Diagram

Scenario Analysis

▪	Upside Scenario. If the final basket level is greater than the initial basket level, at maturity investors will receive the $10 stated principal amount plus 150% of the appreciation of the basket from the initial basket level to the final basket level, subject to the maximum payment at maturity. Under the hypothetical terms of the Buffered PLUS, investors will realize the maximum payment at maturity at a final basket level of 108.00% of the initial basket level.

▪	For example, if the basket appreciates by 3%, at maturity investors would receive a 4.50% return, or $10.45 per Buffered PLUS.

▪	If the basket appreciates by 50%, investors would receive only the hypothetical maximum payment at maturity of $11.20 per Buffered PLUS, or 112.00% of the stated principal amount.

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Buffered PLUS Based on the Performance of a Basket of Three Indices due April 16, 2018

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	Par Scenario. If the final basket level is equal to the initial basket level or less than the initial basket level but not by more than the buffer amount of 15%, at maturity investors will receive the stated principal amount of $10 per Buffered PLUS.

▪	For example, if the basket depreciates by 5%, at maturity investors would receive the $10 stated principal amount per Buffered PLUS.

▪	Downside Scenario. If the final basket level is less than the initial basket level by more than the buffer amount of 15%, at maturity investors will receive an amount that is less than the $10 stated principal amount and that will reflect a 1% loss of principal for each 1% decline in the basket beyond the buffer amount. Investors may lose up to 85% of their initial investment in the Buffered PLUS.

▪	For example, if the basket depreciates by 50%, investors would lose 35% of their principal and receive only $6.50 per Buffered PLUS at maturity, or 65% of the stated principal amount.

What Is the Total Return on the Buffered PLUS at Maturity, Assuming a Range of Performances for the Basket?

The following table and examples illustrate the hypothetical payment at maturity and hypothetical total return at maturity on the Buffered PLUS. The “total return” as used in this document is the number, expressed as a percentage, that results from comparing the payment at maturity per $10 stated principal amount to $10.00. The table and examples set forth below assume a hypothetical maximum payment at maturity of $11.20 per Buffered PLUS (112.00% of the stated principal amount) and reflect the initial basket level of 100.00, the leverage factor of 150% and the buffer amount of 15%. The actual maximum payment at maturity will be determined on the pricing date. Each hypothetical payment at maturity or total return set forth below is for illustrative purposes only and may not be the actual payment at maturity or total return applicable to a purchaser of the Buffered PLUS. The numbers appearing in the following table and examples have been rounded for ease of analysis. The table and examples below do not take into account any tax consequences from investing in the Buffered PLUS.

Final Basket Level	Basket Return	Basket Performance Factor	Payment at Maturity	Total Return on Buffered PLUS
150.00	50.00%	N/A	$11.200	12.00%
140.00	40.00%	N/A	$11.200	12.00%
130.00	30.00%	N/A	$11.200	12.00%
120.00	20.00%	N/A	$11.200	12.00%
110.00	10.00%	N/A	$11.200	12.00%
108.00	8.00%	N/A	$11.200	12.00%
105.00	5.00%	N/A	$10.750	7.50%
102.50	2.50%	N/A	$10.375	3.75%
101.00	1.00%	N/A	$10.150	1.50%
100.00	0.00%	N/A	$10.000	0.00%
90.00	-10.00%	90.00%	$10.000	0.00%
85.00	-15.00%	85.00%	$10.000	0.00%
80.00	-20.00%	80.00%	$9.500	-5.00%
70.00	-30.00%	70.00%	$8.500	-15.00%
60.00	-40.00%	60.00%	$7.500	-25.00%
50.00	-50.00%	50.00%	$6.500	-35.00%
40.00	-60.00%	40.00%	$5.500	-45.00%
30.00	-70.00%	30.00%	$4.500	-55.00%
20.00	-80.00%	20.00%	$3.500	-65.00%
10.00	-90.00%	10.00%	$2.500	-75.00%
0.00	-100.00%	0.00%	$1.500	-85.00%

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Hypothetical Examples of Amount Payable at Maturity

The following examples illustrate how the payment at maturity and the total return in different hypothetical scenarios are calculated, and are based on the hypothetical initial component values of 100.00 and the hypothetical maximum payment at maturity of $11.20. The hypothetical initial component value of 100.00 for each basket component has been chosen for illustrative purposes only and may not represent a likely actual initial component value for any basket component. Please see “Basket Overview” below for recent actual values of the basket components. The actual initial component value of each basket component and maximum payment at maturity will be determined on the pricing date.

Example 1: The level of the basket increases from the initial basket level of 100.00 to a final basket level of 150.00.

Basket Component	Hypothetical Initial Component Value	Final Component Value	Basket Component Return	Weighting
SPX Index	100.00	160.00	60.00%	60.00%
SX5E Index	100.00	140.00	40.00%	30.00%
MXEF Index	100.00	120.00	20.00%	10.00%

Step 1: Calculate the final basket level based on the final component values and weightings for each basket component.

The final basket level is calculated as follows:

100.00 × (1+ [(60.00% × 60.00%) + (40.00% × 30.00%) + (20.00% × 10.00%)]) = 150.00

Therefore, the final basket level is 150.00.

Step 2: Calculate the payment at maturity.

Because the final basket level is greater than the initial basket level, the payment at maturity is calculated as follows:

the lesser of (a) $10 + leveraged upside payment and (b) maximum payment at maturity

= the lesser of (a) $10 + ($10 × leverage factor × basket return) and (b) $11.200

First, calculate the basket return:

basket return = (final basket level – initial basket level) / initial basket level = (150.00 – 100.00) / 100.00 = 50.00%

Next, calculate the leveraged upside payment:

leveraged upside payment = $10 × leverage factor × basket return = ($10 × 150% × 50.00%) = $7.500

Because $10 plus the leveraged upside payment of $7.500 is greater than the maximum payment at maturity, the payment at maturity is equal to the maximum payment at maturity of $11.200 per Buffered PLUS, representing a 12.00% total return on the Buffered PLUS.

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Example 2: The level of the basket increases from the initial basket level of 100.00 to a final basket level of 102.50.

Basket Component	Hypothetical Initial Component Value	Final Component Value	Basket Component Return	Weighting
SPX Index	100.00	101.00	1.00%	60.00%
SX5E Index	100.00	103.00	3.00%	30.00%
MXEF Index	100.00	110.00	10.00%	10.00%

Step 1: Calculate the final basket level based on the final component values and weightings for each basket component.

The final basket level is calculated as follows:

100.00 × (1+ [(1.00% × 60.00%) + (3.00% × 30.00%) + (10.00% × 10.00%)]) = 102.50

Therefore, the final basket level is 102.50.

Step 2: Calculate the payment at maturity.

Because the final basket level is greater than the initial basket level, the payment at maturity is calculated as follows:

the lesser of (a) $10 + leveraged upside payment and (b) maximum payment at maturity

= the lesser of (a) $10 + ($10 × leverage factor × basket return) and (b) $11.200

First, calculate the basket return:

basket return = (final basket level – initial basket level) / initial basket level = (102.50 – 100.00) / 100.00 = 2.50%

Next, calculate the leveraged upside payment:

leveraged upside payment = $10 × leverage factor × basket return = ($10 × 150% × 2.50%) = $0.375

Because $10 plus the leveraged upside payment of $0.375 is less than the maximum payment at maturity, the payment at maturity is equal to $10.375 per Buffered PLUS, representing a 3.75% total return on the Buffered PLUS.

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Example 3: The level of the basket decreases from the initial basket level of 100.00 to a final basket level of 95.00.

Basket Component	Hypothetical Initial Component Value	Final Component Value	Basket Component Return	Weighting
SPX Index	100.00	50.00	-50.00%	60.00%
SX5E Index	100.00	170.00	70.00%	30.00%
MXEF Index	100.00	140.00	40.00%	10.00%

Step 1: Calculate the final basket level based on the final component values and weightings for each basket component.

The final basket level is calculated as follows:

100.00 × (1+ [(-50.00% × 60.00%) + (70.00% × 30.00%) + (40.00% × 10.00%)]) = 95.00

Therefore, the final basket level is 95.00.

Step 2: Calculate the payment at maturity.

In this example, the hypothetical final component value of the SPX Index is less than its hypothetical initial component value, while the hypothetical final component values of the SX5E Index and the MXEF Index are each greater than their respective hypothetical initial component values. Although the SX5E Index and the MXEF Index appreciated, the large decline in the SPX Index completely offsets the appreciation of the SX5E Index and the MXEF Index and results in the hypothetical final basket level being less than 100.00.

Because the final basket level is less than the initial basket level but not by more than the buffer amount of 15%, the payment at maturity is equal to the stated principal amount of $10.000 per Buffered PLUS.

The total return on the Buffered PLUS is 0.00%.

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Example 4: The level of the basket decreases from the initial basket level of 100.00 to a final basket level of 50.00.

Basket Component	Hypothetical Initial Component Value	Final Component Value	Basket Component Return	Weighting
SPX Index	100.00	40.00	-60.00%	60.00%
SX5E Index	100.00	70.00	-30.00%	30.00%
MXEF Index	100.00	50.00	-50.00%	10.00%

Step 1: Calculate the final basket level based on the final component values and weightings for each basket component.

The final basket level is calculated as follows:

100.00 × (1+ [(-60.00% × 60.00%) + (-30.00% × 30.00%) + (-50.00% × 10.00%)]) = 50.00

Therefore, the final basket level is 50.00.

Step 2: Calculate the payment at maturity.

Because the final basket level is less than the initial basket level by more than the buffer amount of 15% and the basket performance factor is 50%, the payment at maturity is equal to $6.500 per Buffered PLUS, calculated as follows:

($10 × basket performance factor) + $1.50

= [$10 × (final basket level / initial basket level)] + $1.50

= [$10 × (50.00 / 100.00)] + $1.50 = $6.500

The total return on the Buffered PLUS is -35.00%.

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Example 5: The level of the basket decreases from the initial basket level of 100.00 to a final basket level of 80.00.

Basket Component	Hypothetical Initial Component Value	Final Component Value	Basket Component Return	Weighting
SPX Index	100.00	55.00	-45.00%	60.00%
SX5E Index	100.00	120.00	20.00%	30.00%
MXEF Index	100.00	110.00	10.00%	10.00%

Step 1: Calculate the final basket level based on the final component values and weightings for each basket component.

The final basket level is calculated as follows:

100.00 × (1+ [(-45.00% × 60.00%) + (20.00% × 30.00%) + (10.00% × 10.00%)]) = 80.00

Therefore, the final basket level is 80.00.

Step 2: Calculate the payment at maturity.

In this example, the hypothetical final component value of the SPX Index is less than its hypothetical initial component value, while the hypothetical final component values of the SX5E Index and the MXEF Index are greater than their respective hypothetical initial component values.

Because the basket is unequally weighted, increases in the lower weighted basket components will be offset by decreases in the higher weighted basket component. In this example, the 45.00% decrease in the SPX Index has a significant impact on the final basket level notwithstanding the positive performance of the other basket components due to the 60% weighting of the SPX Index.

Because the final basket level is less than the initial basket level by more than the buffer amount of 15% and the basket performance factor is 80%, the payment at maturity is equal to $9.500 per Buffered PLUS, calculated as follows:

($10 × basket performance factor) + $1.50

= [$10 × (final basket level / initial basket level)] + $1.50

= [$10 × (80.00 / 100.00)] + $1.50 = $9.500

The total return on the Buffered PLUS is -5.00%.

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Risk Factors

An investment in the Buffered PLUS involves significant risks. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Buffered PLUS. Investing in the Buffered PLUS is not equivalent to investing directly in the basket, any basket component or any of the securities composing any basket component. The following is a non-exhaustive list of certain key risk factors for investors in the Buffered PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the prospectus supplement, including the risk factors discussed under the following headings:

o	“Risk Factors—Risks Relating to the Securities Generally”;

o	“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities, Indices of Equity Securities or Exchange-Traded Funds that Hold Equity Securities”; and

o	“Risk Factors—Additional Risks Relating to Securities Based on a Basket Composed of More Than One Reference Asset.”

▪	The Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 15% of your principal. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 15% of your principal. If the final basket level is less than the initial basket level by more than the buffer amount of 15%, the payment at maturity will be an amount in cash that is less than the $10 stated principal amount of each Buffered PLUS by an amount equal to the decrease in the final basket level from the initial basket level beyond the buffer amount. You may lose up to 85% of your initial investment in the Buffered PLUS.

▪	The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity. The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity of at least $11.20 per Buffered PLUS (at least 112.00% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date. Although the leverage factor provides 150% exposure to any increase in the final basket level as compared to the initial basket level, because the payment at maturity will be limited to at least 112.00% of the stated principal amount for the Buffered PLUS, any increase in the final basket level as compared to the initial basket level by more than 8.00% (in the case where the maximum payment at maturity is 112.00% of the stated principal amount) of the initial basket level will not further increase the return on the Buffered PLUS.

▪	Correlation (or lack of correlation) of performances among the basket components may adversely affect your return on the Buffered PLUS, and changes in the value of the basket components may offset each other. “Correlation” is a measure of the degree to which the returns of a pair of assets are similar to each other over a given period in terms of timing and direction. Movements in the value of the basket components may not correlate with each other. At a time when the value of a basket component increases in value, the value of another basket component may not increase as much, or may even decline in value. Therefore, in calculating the basket components’ performance on the valuation date, an increase in the value of a basket component may be moderated, or wholly offset, by a lesser increase or by a decline in the value of another basket component. Further, because the basket components are unequally weighted, increases in the values of the lower-weighted basket components may be offset by even small decreases in value of the more heavily weighted basket component. In addition, however, high correlation of movements in the values of the basket components could adversely affect your return on the Buffered PLUS during periods of negative performance of the basket components. Changes in the correlation of the basket components may adversely affect the market value of the Buffered PLUS.

▪	Credit of issuer. The Buffered PLUS are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Buffered PLUS, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Buffered PLUS and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the Buffered PLUS.

▪	You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority. Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder of the Buffered PLUS, by acquiring the Buffered PLUS, each holder of the Buffered PLUS acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this document. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders of the Buffered PLUS losing all or a part of the value of your investment in the Buffered PLUS or receiving a different security from the Buffered PLUS, which may be worth significantly less than the Buffered PLUS and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders of the Buffered PLUS. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Buffered PLUS will not be a default or an Event of Default (as each term is defined in the indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Buffered PLUS. See “Consent to U.K. Bail-in Power” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or

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investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

▪	Investing in the Buffered PLUS is not equivalent to investing in the basket components. Investing in the Buffered PLUS is not equivalent to investing in the basket components or the securities composing the basket components. Investors in the Buffered PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the securities composing the basket components.

▪	The Buffered PLUS will not be listed on any securities exchange, and secondary trading may be limited. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Buffered PLUS in the secondary market but are not required to do so and may cease any such market making activities at any time, without notice. Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. Because other dealers are not likely to make a secondary market for the Buffered PLUS, the price, if any, at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Buffered PLUS. In addition, Barclays Capital Inc. or one or more of our other affiliates may at any time hold an unsold portion of the Buffered PLUS (as described on the cover page of this document), which may inhibit the development of a secondary market for the Buffered PLUS. The Buffered PLUS are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your Buffered PLUS to maturity.

▪	The final basket level is not based on the value of the basket components or the level of the basket at any time other than the valuation date. The final basket level is not based on the value of the basket components or the level of the basket at any time other than on the valuation date and the payment at maturity will be based solely on the final basket level as compared to the initial basket level. Therefore, the payment at maturity, if any, may be significantly less than if the final basket level were determined at any time other than the valuation date.

▪	There are risks associated with investments in securities, such as the Buffered PLUS, linked to the value of non-U.S. equity securities with respect to the SX5E Index and the MXEF Index. The equity securities composing the SX5E Index and the MXEF Index are issued by non-U.S. companies in non-U.S. securities markets. Investments in securities linked to the value of such non-U.S. equity securities, such as the Buffered PLUS, involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

▪	The Buffered PLUS are subject to risks associated with emerging markets with respect to the MXEF Index. An investment in the Buffered PLUS linked to the MXEF Index will involve risks not generally associated with investments which have no emerging market component. In particular, many emerging nations are undergoing rapid institutional change, involving the restructuring of economic, political, financial and legal systems. Regulatory and tax environments may be subject to change without review or appeal. Many emerging markets suffer from underdevelopment of capital markets and tax regulation. The risk of expropriation and nationalization remains a threat. Guarding against such risks is made more difficult by low levels of corporate disclosure and unreliability of economic and financial data.

▪	The Buffered PLUS do not provide direct exposure to fluctuations in foreign exchange rates with respect to the SX5E Index. The value of the Buffered PLUS will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the securities composing the SX5E Index are denominated, although any currency fluctuations could affect the performance of the SX5E Index. Therefore, if any applicable currency appreciates relative to the U.S. dollar over the term of the Buffered PLUS, you will not receive any additional payment or incur any reduction in your payment at maturity.

▪	The Buffered PLUS are subject to currency exchange risk with respect to the MXEF Index. Because the prices of the securities composing the MXEF Index are converted into U.S. dollars for purposes of calculating the value of the securities composing the basket components, you will be exposed to the currency exchange rate risk with respect to each of the currencies in which the securities composing the MXEF Index trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as the relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the securities composing the MXEF Index strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the securities composing the MXEF Index, the value of the MXEF Index will be adversely affected and any payment on the Buffered PLUS may be reduced.

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Of particular importance to potential currency exchange risk are:

o	existing and expected rates of inflation;

o	existing and expected interest rate levels;

o	the balance of payments; and

o	the extent of governmental surpluses or deficits in the relevant countries and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented by the securities composing the MXEF Index and the United States and other countries important to international trade and finance.

▪	Adjustments to a basket component could adversely affect the value of the Buffered PLUS. The publisher of a basket component may discontinue or suspend calculation or publication of that basket component at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued basket component and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

▪	Hedging and trading activity by the issuer and its affiliates could potentially adversely affect the value of the Buffered PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Buffered PLUS on or prior to the pricing date and prior to maturity could adversely affect the values of the basket components and the level of the basket and, as a result, could decrease the amount an investor may receive on the Buffered PLUS at maturity. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial component values and, therefore, the value at or above which the basket components must close on the valuation date so that the investor does not suffer a loss on their initial investment in the Buffered PLUS. Additionally, such hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could potentially affect the value of the basket components on the valuation date and, accordingly, the amount of cash an investor will receive at maturity, if any.

▪	The market price of the Buffered PLUS will be influenced by many unpredictable factors. Several factors will influence the value of the Buffered PLUS in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the Buffered PLUS in the secondary market. Although we expect that generally the values of the basket components on any day will affect the value of the Buffered PLUS more than any other single factor, other factors that may influence the value of the Buffered PLUS include:

o	the volatility (frequency and magnitude of changes in value) of the basket components;

o	the correlation (or lack of correlation) among the basket components;

o	dividend rates on the securities composing the basket components;

o	interest and yield rates in the market;

o	time remaining until the Buffered PLUS mature;

o	supply and demand for the Buffered PLUS;

o	geopolitical conditions and economic, financial, political, regulatory and judicial events that affect the securities composing the basket components and that may affect the final basket level;

o	the exchange rates relative to the U.S. dollar with respect to each of the currencies in which the securities composing the SX5E Index and the MXEF Index trade; and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The values of the basket components may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Basket Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Buffered PLUS if you try to sell your Buffered PLUS prior to maturity.

▪	The estimated value of your Buffered PLUS is expected to be lower than the initial issue price of your Buffered PLUS. The estimated value of your Buffered PLUS on the pricing date is expected to be lower, and may be significantly lower, than the initial issue price of your Buffered PLUS. The difference between the initial issue price of your Buffered PLUS and the estimated value of the Buffered PLUS is expected as a result of certain factors, such as any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Buffered PLUS, the estimated cost that we may incur in hedging our obligations under the Buffered PLUS, and estimated development and other costs that we may incur in connection with the Buffered PLUS.

▪	The estimated value of your Buffered PLUS might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market. The estimated value of your Buffered PLUS on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated values referenced above might be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market.

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▪	The estimated value of the Buffered PLUS is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your Buffered PLUS on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Buffered PLUS may not be consistent with those of other financial institutions that may be purchasers or sellers of Buffered PLUS in the secondary market. As a result, the secondary market price of your Buffered PLUS may be materially different from the estimated value of the Buffered PLUS determined by reference to our internal pricing models.

▪	The estimated value of your Buffered PLUS is not a prediction of the prices at which you may sell your Buffered PLUS in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your Buffered PLUS and may be lower than the estimated value of your Buffered PLUS. The estimated value of the Buffered PLUS will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Buffered PLUS from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Buffered PLUS in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Buffered PLUS. Further, as secondary market prices of your Buffered PLUS take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Buffered PLUS such as fees, commissions, discounts, and the costs of hedging our obligations under the Buffered PLUS, secondary market prices of your Buffered PLUS will likely be lower than the initial issue price of your Buffered PLUS. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Buffered PLUS from you in secondary market transactions, if any, will likely be lower than the price you paid for your Buffered PLUS, and any sale prior to the maturity date could result in a substantial loss to you.

▪	The temporary price at which we may initially buy the Buffered PLUS in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your Buffered PLUS. Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the Buffered PLUS in the secondary market (if Barclays Capital Inc. makes a market in the Buffered PLUS, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Buffered PLUS on the pricing date, as well as the secondary market value of the Buffered PLUS, for a temporary period after the initial issue date of the Buffered PLUS. The price at which Barclays Capital Inc. may initially buy or sell the Buffered PLUS in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Buffered PLUS.

▪	We and our affiliates, and any dealer participating in the distribution of the Buffered PLUS, may engage in various activities or make determinations that could materially affect your Buffered PLUS in various ways and create conflicts of interest. We and our affiliates play a variety of roles in connection with the issuance of the Buffered PLUS, as described below. In performing these roles, our and our affiliates’ economic interests are potentially adverse to your interests as an investor in the Buffered PLUS.

In connection with our normal business activities and in connection with hedging our obligations under the Buffered PLUS, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the basket components or the securities composing the basket components. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Buffered PLUS. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Buffered PLUS into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the Buffered PLUS.

In addition, the role played by Barclays Capital Inc., as the agent for the Buffered PLUS, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Buffered PLUS. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Buffered PLUS and such compensation or financial benefit may serve as an incentive to sell the Buffered PLUS instead of other investments. Furthermore, we and our affiliates establish the offering price of the Buffered PLUS for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, if any dealer participating in the distribution of the Buffered PLUS or any of its affiliates conducts hedging activities for us in connection with the Buffered PLUS, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession that the participating dealer realizes for the sale of the Buffered PLUS to you. This additional projected profit may create a further incentive for the participating dealer to sell the Buffered PLUS to you.

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In addition to the activities described above, we will also act as the calculation agent for the Buffered PLUS. As calculation agent, we will determine any values of the basket components and make any other determinations necessary to calculate any payments on the Buffered PLUS. In making these determinations, we may be required to make discretionary judgments, including determining whether a market disruption event has occurred with respect to a basket component on any date that the value of the basket components is to be determined; if a basket component is discontinued or if the sponsor of a basket component fails to publish that basket component, selecting a successor basket component or, if no successor basket component is available, determining any value necessary to calculate any payments on the Buffered PLUS; and calculating the value of a basket component on any date of determination in the event of certain changes in or modifications to that basket component. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the Buffered PLUS, and any of these determinations may adversely affect any payments on the Buffered PLUS.

▪	The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Buffered PLUS, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Buffered PLUS are uncertain, and the IRS or a court might not agree with the treatment of the Buffered PLUS as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment for the Buffered PLUS, the tax consequences of the ownership and disposition of the Buffered PLUS could be materially and adversely affected. In addition, as described below under “Additional provisions—Tax considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the Buffered PLUS (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Basket Overview

The basket is an unequally weighted basket composed of three indices.

Basket component information as of April 4, 2017
	Bloomberg Ticker Symbol	Current Basket Component Value	52 Weeks Ago (4/5/2016)	52 Week High	52 Week Low	Weighting
S&P 500® Index	SPX	2,360.16	2,045.17	2,395.96	2,000.54	60.00%
EURO STOXX 50® Index	SX5E	3,481.66	2,890.35	3,500.93	2,697.44	30.00%
MSCI Emerging Markets Index	MXEF	965.17	812.97	973.08	781.84	10.00%

The following graph is calculated to show the performance of the basket during the period from January 3, 2012 through April 4, 2017 assuming that on January 3, 2012, the basket components were weighted as set forth above, the initial component values were determined and the initial basket level was set equal to 100, and illustrates the effect of the offset and/or correlation among the basket components during such period. The graph does not take into account the buffer, the leverage factor or the maximum payment at maturity on the Buffered PLUS, nor does it attempt to show your expected return on an investment in the Buffered PLUS. You cannot predict the future performance of any basket component or of the basket as a whole, or whether an increase in the level of a basket component will be offset by a decrease in the level of another basket component. The historical performance of the basket and the degree of correlation between the value trends of the basket components (or lack thereof) should not be taken as an indication of the future performance of the basket.

Historical Basket Performance January 3, 2012 through April 4, 2017

Past performance is not indicative of future results.

The following tables set forth the published high and low, as well as end-of-quarter, closing levels for each basket component for the period from January 3, 2012 through April 4, 2017. The associated graphs show the performance of each of the basket components during the same period. The current basket component values on April 4, 2017 for each basket component are set forth in the table above under the column “Current Basket Component Value.” We obtained the information in the tables and graphs from Bloomberg Professional® service, without independent verification. Future performance of the basket components may differ significantly from historical performance, and no assurance can be given as to the closing level of the basket components during the term of the Buffered PLUS, including on the valuation date. We cannot give you assurance that the performance of the basket components will result in the return of any of your initial investment.

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S&P 500® Index Overview

The SPX Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. Beginning in June 2016, U.S. common equities listed on Bats BZX, Bats BYX, Bats EDGA or Bats EDGX were added to the universe of securities that are eligible for inclusion in the SPX Index. For more information about the SPX Index, see “Indices—The S&P U.S. Indices” in the accompanying index supplement.

S&P 500® Index	High	Low	Period End
2012
First Quarter	1,416.51	1,277.06	1,408.47
Second Quarter	1,419.04	1,278.04	1,362.16
Third Quarter	1,465.77	1,334.76	1,440.67
Fourth Quarter	1,461.40	1,353.33	1,426.19
2013
First Quarter	1,569.19	1,457.15	1,569.19
Second Quarter	1,669.16	1,541.61	1,606.28
Third Quarter	1,725.52	1,614.08	1,681.55
Fourth Quarter	1,848.36	1,655.45	1,848.36
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter	2,090.57	1,862.49	2,058.90
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter	2,271.72	2,085.18	2,238.83
2017
First Quarter	2,395.96	2,257.83	2,362.72
Second Quarter (through April 4, 2017)	2,360.16	2,358.84	2,360.16

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SPX Index Historical Performance— January 3, 2012 to April 4, 2017

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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EURO STOXX 50® Index Overview

The SX5E Index is composed of 50 component stocks of market leaders in terms of free-float market capitalization from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. For more information about the SX5E Index, see “Indices—The EURO STOXX 50® Index” in the accompanying index supplement.

EURO STOXX 50® Index	High	Low	Period End
2012
First Quarter	2,608.42	2,286.45	2,477.28
Second Quarter	2,501.18	2,068.66	2,264.72
Third Quarter	2,594.56	2,151.54	2,454.26
Fourth Quarter	2,659.95	2,427.32	2,635.93
2013
First Quarter	2,749.27	2,570.52	2,624.02
Second Quarter	2,835.87	2,511.83	2,602.59
Third Quarter	2,936.20	2,570.76	2,893.15
Fourth Quarter	3,111.37	2,902.12	3,109.00
2014
First Quarter	3,172.43	2,962.49	3,161.60
Second Quarter	3,314.80	3,091.52	3,228.24
Third Quarter	3,289.75	3,006.83	3,225.93
Fourth Quarter	3,277.38	2,874.65	3,146.43
2015
First Quarter	3,731.35	3,007.91	3,697.38
Second Quarter	3,828.78	3,424.30	3,424.30
Third Quarter	3,686.58	3,019.34	3,100.67
Fourth Quarter	3,506.45	3,069.05	3,267.52
2016
First Quarter	3,178.01	2,680.35	3,004.93
Second Quarter	3,151.69	2,697.44	2,864.74
Third Quarter	3,091.66	2,761.37	3,002.24
Fourth Quarter	3,290.52	2,954.53	3,290.52
2017
First Quarter	3,500.93	3,230.68	3,500.93
Second Quarter (through April 4, 2017)	3,481.66	3,472.94	3,481.66

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SX5E Index Historical Performance— January 3, 2012 to April 4, 2017

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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MSCI Emerging Markets Index Overview

The MXEF Index is a free float-adjusted market capitalization index that is designed to measure equity market performance of global emerging markets. The MXEF Index currently consists of the following 23 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Russia, South Africa, Taiwan, Thailand, Turkey and the United Arab Emirates. For more information about the MXEF Index, see “Indices—The MSCI Indices” in the accompanying index supplement.

MSCI Emerging Markets Index	High	Low	Period End
2012
First Quarter	1,079.94	917.08	1,041.45
Second Quarter	1,055.63	882.46	937.35
Third Quarter	1,014.07	905.65	1,002.66
Fourth Quarter	1,055.20	969.82	1,055.20
2013
First Quarter	1,082.68	1,015.47	1,034.90
Second Quarter	1,061.09	883.34	940.33
Third Quarter	1,022.54	905.96	987.46
Fourth Quarter	1,044.66	979.88	1,002.69
2014
First Quarter	1,002.66	916.56	994.65
Second Quarter	1,057.59	993.12	1,050.78
Third Quarter	1,100.98	1,005.33	1,005.33
Fourth Quarter	1,016.07	909.98	956.31
2015
First Quarter	993.82	934.73	974.57
Second Quarter	1,067.01	959.42	972.25
Third Quarter	971.91	771.77	792.05
Fourth Quarter	868.56	771.22	794.14
2016
First Quarter	836.80	688.52	836.80
Second Quarter	853.69	781.84	834.10
Third Quarter	927.29	819.19	903.46
Fourth Quarter	918.68	838.96	862.27
2017
First Quarter	973.08	861.88	958.37
Second Quarter (through April 4, 2017)	965.17	965.15	965.17

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MXEF Index Historical Performance— January 3, 2012 to April 4, 2017

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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Additional Information about the Buffered PLUS

Please read this information in conjunction with the terms on the cover page of this document.

Additional provisions:
Minimum ticketing size:	$1,000 / 100 Buffered PLUS
Tax considerations:

You should review carefully the sections entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” in the accompanying prospectus supplement. The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Buffered PLUS. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

Based on current market conditions, in the opinion of our special tax counsel, the Buffered PLUS should be treated for U.S. federal income tax purposes as prepaid forward contracts with respect to the basket. Assuming this treatment is respected, gain or loss on your Buffered PLUS should be treated as long-term capital gain or loss if you hold your Buffered PLUS for more than a year, whether or not you are an initial purchaser of Buffered PLUS at the original issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the Buffered PLUS could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments and the issues presented by this notice.

Recently promulgated Treasury regulations exclude from the scope of Section 871(m) of the Code instruments issued in 2017 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our determination that the Buffered PLUS do not have a “delta of one” within the meaning of the regulations, we expect that Treasury regulations under Section 871(m) imposing a withholding tax on certain “dividend equivalents” under certain “equity linked instruments” will not apply to the Buffered PLUS with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the Buffered PLUS. You should consult your tax adviser regarding the potential application of Section 871(m) to the Buffered PLUS.

Trustee:	The Bank of New York Mellon
Calculation agent:	Barclays Bank PLC
Use of proceeds and hedging:

The net proceeds we receive from the sale of the Buffered PLUS will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the Buffered PLUS through one or more of our subsidiaries.

We, through our subsidiaries or others, hedge our anticipated exposure in connection with the Buffered PLUS by taking positions in the basket components and the securities composing the basket components, futures and options contracts on the basket components and the securities composing the basket components and any other securities or instruments we may wish to use in connection with such hedging. Trading and other transactions by us or our affiliates could affect the value of the

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basket components, the market value of the Buffered PLUS or any amounts payable on your Buffered PLUS. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.
ERISA:	See “Benefit Plan Investor Considerations” in the accompanying prospectus supplement.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This document represents a summary of the terms and conditions of the Buffered PLUS. We encourage you to read the accompanying prospectus, prospectus supplement and index supplement for this offering, which can be accessed via the hyperlinks on the cover page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.20 for each Buffered PLUS they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each Buffered PLUS.

We will deliver the Buffered PLUS against payment therefor in New York, New York on April 18, 2017, which is the fourth scheduled business day following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Buffered PLUS on any date prior to three business days before delivery will be required, by virtue of the fact that the Buffered PLUS will initially settle in four business days (T+4), to specify alternative settlement arrangements to prevent a failed settlement.

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